                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 14, 2002


                                 E.PIPHANY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   000 - 27183                 77-0443392
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

1900 South Norfolk Street, Suite 310, San Mateo, California              94403
         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (650) 356-3800

                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On May 14, 2002, E.piphany, Inc. (the "Company") dismissed its independent accountants, Arthur Andersen LLP ("AA") and engaged the services of Ernst & Young LLP ("E&Y") as its new independent accountants for its current fiscal year, ending December 31, 2002. The Audit Committee of the Company's Board of Directors (the "Board") recommended, and the Board approved, the dismissal of AA and the appointment of E&Y.

During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim periods through May 14, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of AA on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from AA is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures in this and the preceding paragraph.

During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim periods through May 14, 2002, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



(c) Exhibits.

Exhibit
Number    Description
16.1      Letter of Arthur Andersen LLP, dated May 15, 2002, regarding change in independent accountants.


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 15, 2002                     E.PIPHANY, INC.


                                              /s/ Kevin Yeaman
                                         -------------------------------------
                                              Kevin Yeaman
                                              Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit
Number    Description
16.1      Letter of Arthur Andersen LLP, dated May 15, 2002, regarding change in independent accountants


                                      -1-